EXHIBIT 10.63

Wells Fargo Equipment Finance, Inc. 733 Marquette Avenue, Suite 700 MAC N9306-070 Minneapolis, MN 55402	Intercreditor Agreement

This agreement. made as of the 16th day of December. 2002 by and between Wells Fargo Business Credit, Inc. (“Bank”) and Wells Fargo Equipment Finance, Inc. (“WFEFI”)

WITNESSETH:

WHEREAS, Bank has entered or intends to enter into a revolving credit agreement (the “Credit Agreement”) with Medtox Diagnostics, Inc. (the “Borrower”) whereby Bank will provide the Borrower with a committed/conditional working capital line of credit (the “Revolving Credit Facility”); and

WHEREAS, in connection with the Revolving Credit Facility, the Borrower has or will grant to Bank a security interest (the “Bank Security Interest”) in the following property:

any and all of Borrower’s inventory, accounts and all other rights to payment of every type and description and furniture, fixtures, machinery, equipment, vehicles, prepaid insurance, supplies, patents, patent rights, copyrights, trademarks, trade names, royalty rights, franchise rights. chattel paper, license rights, documents, instruments, general intangibles, investment property, goodwill and any and all other goods, now owned or hereafter acquired by the Borrower and wherever located, together with all substitutions and replacements therefore and products and proceeds of any of the foregoing property and, in the case of all tangible collateral, together with (i) all accessories, attachments, parts, equipment, accessions and repairs now or hereafter attached or affixed to or used in connection with any such goods and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods (“collectively, the Collateral”); and

WHEREAS, WFEFI intends to provide Borrower with equipment loans or leases in an aggregate amount of $428,495. 82 (Equipment Transactions:) from time to time for the purpose of acquiring equipment (“WFEFI Equipment”) and in connection with such equipment loans or leases, WFEFI will acquire a security interest (the “WFEFI Security Interest”) in the Collateral.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and in consideration of the recitals, which are hereby made a part of this Agreement, it is hereby agreed by the parties that:

1. Notwithstanding the actual priority of tile perfected security interests. liens or other encumbrances of the respective parties, which any such party would otherwise obtain over and by virtue of a prior filing or obtaining prior possession of any collateral pledged by the Borrower in connection with the Revolving Credit Facility, or the Equipment Transactions (if any such liens are perfected by possession), the priority with respect to such security interests, liens or other encumbrances will be as follows:

(a) As to the WFEFI Equipment the WFEFI Security Interest shall have priority over the Bank Security Interest and the Bank Security Interest is hereby expressly subordinated thereto.

(b) As to the Collateral (exclusive of the WFEFI Equipment) the Bank Security Interest shall have priority over the WFEFI Security Interest and the WFEFI Security Interest is hereby expressly subordinated thereto.

This paragraph 1 shall give no rights to either WFEFI or Bank as against the other if and to the extent that its respective security interest in either the Collateral or the WFEFI Equipment, at the time moneys are collected or received from the liquidation of either the Collateral or the WFEFI equipment, is (i) not perfected: (ii) is avoidable under the United States Bankruptcy Code as a preference or otherwise; or (iii) is junior to the security interest of any other intervening third party.

2. None of the parties hereto will (i) exercise any collection rights with respect to any of the Collateral in which such party does not have the first priority security interest; (ii) take possession of, sell or dispose of, or otherwise deal with such Collateral; or (iii) exercise or enforce any right or remedy which may be available to such party with respect to such Collateral upon default, without the prior written consent of the party(ies) holding senior security interests in such Collateral pursuant to Section 1 above.

3. Neither Bank nor WFEFI (i) makes any representation or warranty concerning the Collateral or the validity, perfection or (except as to the subordination effected hereby) priority of any security interest therein, or (ii) shall have any WFBC Intercreditor Agreement.